Exhibit (10)(H)(3)
------------------

MTB Bank

90 Broad Street
New York, NY 10004-2290
(212) 858-3300
Fax: 858-3449

July 14, 1999

Segue (America) Limited
c/o Hampshire Group Limited
215 Commerce Boulevard
Anderson, South Carolina 29621

Attention: Mr. Charles Clayton

Re: Renewal of Credit Facility

Dear Mr. Clayton:

Reference is made to the Credit Agreement dated February 15, 1995 executed by and between Segue (America) Limited, formerly named Vintage, Inc., a Delaware corporation (the "Borrower") and MTB Bank (the "Bank") and the Letter of Credit and Security Agreement, the Corporate Guarantee executed by Hampshire Group Limited (the "Corporate Guarantor") and other related loan documents executed in connection therewith (collectively, the "Loan Documents"). All capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

Effective July 14, 1999, the Borrower and the Bank hereby agree to amend the Credit Agreement as follows:

     The definition of Termination Date set forth in Section I(f) of the Credit Agreement is hereby amended by deleting the date "April 30, 1999" therefrom and inserting the date "April 30, 2000" in its place.

Each of the Loan Documents is hereby amended to give effect to the foregoing and except as amended hereby, each such Loan Document remains in full force and effect in accordance with its terms.

The Corporate Guarantor acknowledges and confirms that the term "Obligations" referred to in the Corporate Guarantee executed by it includes, without limitation, the indebtedness, liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby. The foregoing amendment shall not affect or impair in any way the validity, binding effect or enforceability of any Loan Document to which the Borrower or the Corporate Guarantor is party, and the Borrower's and Guarantor's obligations and the Bank's rights and remedies thereunder shall continue in full force and effect, notwithstanding such amendment.

If the foregoing is acceptable to you, kindly execute both copies of this letter, returning it to MTB Bank, 90 Broad Street, New York, New York 10004-2290, Attn: Mr. Richard Assaf no later than July 31, 1999. Upon receipt by the Bank of counterparts of this letter duly executed by all the parties listed below by such date, this letter shall become a binding agreement between the Bank and the other signatories hereto as of the date first above written.

Very truly yours,

MTB BANK

/s/ Saul M. Langer
-------------------------------
Saul M. Langer
Senior Vice President
Chief Lending Officer


Accepted and Agreed:

SEGUE (AMERICA) LIMITED,
formerly named VINTAGE, INC.

By: /s/ Horace D. Padgett, Jr.
----------------------------------------
Name:  Horace D. Padgett, Jr.
Title: Vice President - Finance



HAMPSHIRE GROUP LIMITED,
as Corporate Guarantor

By: /s/ Charles W. Clayton
---------------------------------------
Name: Charles W. Clayton
Title: Chief Financial Officer

Exhibit (10)(J)(7)
-------------------

                                      LEASE
                                     BETWEEN
                       PETE WOODWORTH AND JOYCE WOODWORTH
                                HUSBAND AND WIFE

                                     LESSOR,
                          AND HAMPSHIRE DESIGNERS, INC.
                                     LESSEE,

                                  WAREHOUSE D/C
                                 902 E. 2ND ST.
                                WINONA, MINNESOTA
                            LEASE DATE: JUNE 15,1999

                                      LEASE

     THIS LEASE (this "Lease"), dated as of the 15th day of June, 1999, is made by and among PETE WOODWORTH and JOYCE WOODWORTH, husband and wife, having an address at 702 Main Street, Winona, Minnesota 55987 ("Lessor") and HAMPSHIRE DESIGNERS, INC., a corporation organized under the laws of the State of Delaware having an address at P.O. Box 2667, 215 Commerce Boulevard, Anderson, South Carolina 29622 ("Lessee").

     A. Lessor is the owner of the Demised Premises (hereinafter defined).

     B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Demised Premises.

     NOW, THEREFORE for good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

ARTICLE I - Premises

1.1. Demised Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term (hereinafter defined), at the rental, and upon all of the Term covenants and conditions set forth herein, the following (collectively, the "Demised Premises"):

     (a) that certain real property located at 902 E. 2nd St., Winona, Minnesota and described in Exhibit A attached hereto and made a part hereof, together with any buildings and improvements now or hereafter located therein or thereon (collectively, the "Real Property");

     (b) all right, title and interest, if any, of Lessor in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Real Property to the center line;

     (c) all right, title and interest, if any, of Lessor in and to any strips and gores of land adjacent to, abutting, or used in connection with the Real Property, and in and to easements, if any, ensuring to the benefit of the Real Property or the fee owner;


Lease dated June 15, 1999                                                 1
Woodworth / Hampshire Designers, Inc.

     (d)  any  appurtenances   and  hereditaments   belonging  or  in  any  wise
appertaining to the Real Property; and

     (e) any and all personal property located at the Real Property owned by Lessor and used in connection with the operation of the Real Property as a manufacturing and/or warehouse facility; and

     (f) any and all leases, tenancies and occupancy agreements in any way affecting the Real Property.


ARTICLE II - Term

2.1. Initial Term. The term of this Lease (as the same may be extended, the "Term") shall commence on the date hereof (the "Commencement Date") and shall continue until Oct.31, 2004 (the "Initial Term").

2.2.  Renewal Options.

     (a) Lessee shall have the option to extend the Term on all of the terms and provisions contained in this Lease, except for the payment of Rent, for a three year renewal term (the "First Renewal Term") following the expiration of the Initial Term of this Lease, by giving written notice to Lessor of the exercise of this option to extend the Term not later than 135 days prior to the expiration of the Initial Term.


ARTICLE III - Rent

3.1. Fixed Rent

     (a) The term "Lease Year" shall mean each 12-month period commencing on Nov.1 of each year succeeding through end of the previous Lease Year. The initial Lease Year shall commence on the Commencement Date and shall end on Oct. 31 of the year after the date of this Lease. Lessee shall, during the Term, pay to Lessor at such place as Lessor shall designate in writing, from time to time, and, except as expressly provided herein, without offset, counterclaim, defense or demand therefor, the following annual minimum rentals (hereinafter, the "Fixed Rent"):

          (i) during the initial Three Lease Years, $95,107.50 per annum ($7,925.63/Month); and

          (ii) during each succeeding Lease Year after the first three years (e.g. 6/99 - 10/02) (including, without limitation, any Lease Year occurring during any renewal term hereunder) an amount per annum which equals (x) the Fixed Rent for the preceding Lease Year, plus (y) 4% of the Fixed Rent for the preceding Lease Year, (e. g. starting 11/02 - 11/03)

     (b) The Fixed Rent shall be payable monthly in advance on the first day of each month, in equal monthly installments equal to one-twelfth (1/12) of the Fixed Rent.


Lease dated June 15, 1999                                                 2
Woodworth / Hampshire Designers, Inc.

     (c) Fixed Rent for any period during the Term which is for less than one calendar month shall be prorated based on the number of calendar days in such calendar month that falls within the Term.

3.2. Additional Rent. Lessee shall, during the Term pay to Lessor at such place as Lessor shall designate in writing, from time to time, and except as expressly provided herein, without offset, counterclaim, defense or demand thereof, additional rent ("Additional Rent") consisting of all other sums of money that become due from Lessee and payable to Lessor hereunder. Fixed Rent and Additional Rent are hereinafter collectively referred to as "Rent".


ARTICLE IV - Use

     The Demised Premises shall be used for manufacturing, warehousing, storage, distributing, general office purposes and/or any other lawful purposes. Lessee shall obtain, at its sole cost and expense, all licenses, approvals and permits required for Lessee's use and occupancy of the Demised Premises. Lessee shall not use or permit the use of the Demised Premises, in violation of an applicable law, statute, ordinance, code, rule, regulation order or decree, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.


ARTICLE V. - Compliance With Law

5.1. Lessor Compliance. Lessor covenants and agrees with Lessee that during the Term, the Demised Premises shall, but without regard to the use for which Lessee will use the Demised Premises, comply with all applicable laws, statutes, ordinances, rules, regulations and orders of all federal, state, municipal and local governmental authorities having jurisdiction over the Demised Premises, including, building and zoning codes, regulations and ordinances and environmental codes, regulations and laws, including those related to pollution and contamination (collectively "Governmental Laws"). If it is determined that this covenant has been violated, then it shall be the obligation of Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.

5.2. Lessee Compliance. Lessee shall, at Lessee's expense, promptly comply with all Governmental Laws relating to the Demised Premises in effect during the Term or any part of the Term regulating the use by Lessee of the Demised Premises.

5.3. Contests. Lessee shall have the right, to the extent permitted by law, at its own expense to contest the validity and/or applicability of any Governmental Laws relating the Demised Premises by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of Paragraph 5.2 hereof, Lessee's compliance with such contested Governmental Laws may be postponed or deferred during the pendency of such proceeding so long as neither the Demised Premises nor any part thereof would, by reason of such noncompliance be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.


Lease dated June 15, 1999                                                   3
Woodworth / Hampshire Designers, Inc.

ARTICLE VI - Condition of the Demised Premises

     Lessee hereby agrees to accept the Demised Premises in accordance with the terms of this Lease, subject to all Governmental Laws and restrictions of record governing and regulating the use of the Demised Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.


ARTICLE VII - Maintenance and Repairs

7.1. Lessee Repair Obligations. Lessee shall, at its expense, take good care of the Demised Premises, the fixtures, and appurtenances therein and any of
Lessee's trade fixtures, furnishings, equipment and personal property (collectively, "Lessee's Property"). Except as provided in Paragraph 7.2, Lessee shall be responsible for and shall promptly make all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises. Lessee, at its expense, shall be responsible for the repair, maintenance and replacement of all mechanical, electrical, sanitary, heating, ventilating, air-conditioning and other fixtures and equipment in the Demised Premises (the "Building System").

7.2. Lessor Repair Obligations. Lessor agrees, at its sole cost and expense, to make any and all repairs and replacements of the roof of the Demised Premises.


ARTICLE VIII - Surrender

     On the last day of the Term, or on any sooner termination of this Lease, Lessee shall surrender the Demised Premises to Lessor in the same condition as when received by Lessee broom clean, ordinary wear and tear and damage due to perils beyond the reasonable control of Lessee excepted. These perils include, but are not limited to, fire, earthquake, flood, windstorm and other so-called "acts of God", vandalism, malicious mischief, and sprinkler damage.


ARTICLE IX - Lessor's and Lessee's Rights

     If either party fails to perform its obligations hereunder, the other may at its option (but shall not be required to) put the same in good order, condition and repair, upon thirty (30) days written notice to the non-performing party (which written notice shall not be required in the case of an emergency) and the cost thereof, together with interest thereon at the Lease Interest Rate (as defined in Paragraph 21.3) shall become due and payable from the non-performing party to the other party within ten (10) days after demand by the performing party; provided, however, if the obligation of the non-performing party is not capable of being performed within such thirty (30) day period and if the non-performing party is diligently endeavoring to perform such obligation, the performing party shall not perform such obligation. All such work performed by the performing party shall be performed in a good and workmanlike manner, in compliance with all Governmental Laws. Neither Lessee nor Lessor shall perform any such work until such time as it has received all necessary permits, licenses and approvals from the applicable state, county and municipal governmental authorities having jurisdiction over the Demised Premises ("Governmental authorities"). If either party performs any such work, such party shall, at all times, keep the Demised Premises free of liens and encumbrances for labor and materials.


Lease dated June 15, 1999                                                 4
Woodworth / Hampshire Designers, Inc.

ARTICLE X - Alterations and Improvements

10. 1. Lessee Alterations. Lessee shall have the right, at its own cost and expense, to make such alterations and changes in and to the Demised Premises as it shall deem expedient or necessary for its purposes. All such work shall be done in a good and workmanlike manner, and in accordance with all Governmental Laws. Lessor shall execute and deliver upon request of Lessee such reasonable instrument or instruments embodying the approval of Lessor which may be required by any Governmental Authority for the purpose of obtaining any license, permit or approval for the making of alterations or changes in, to or upon the Demised Premises, Lessee agreeing to pay for any such license, permit or approval. Lessee shall not make any alterations to the Demised Premises until such time as it has received all required permits, licenses and approvals from the applicable Governmental Authority.

10.2. Removal of Improvements. Any and all alterations, improvements and installations made by Lessee in, to or upon the Demised Premises, as well as any fixtures installed on the Demised Premises by Lessee, at Lessee's option, may be removed from the Demised Premises at any time and from time to time during the Term and shall remain the property of Lessee during and at the expiration of the Term of this Lease, provided that, if any such alterations, improvements, installations and/or fixtures are removed by Lessee, any damage caused by such removal shall be promptly repaired by Lessee at its sole cost and expense.


ARTICLE XI - Insurance

11. 1.   Insurance Coverage.

     (a) Lessee shall, at Lessee's cost and expense maintain the following insurance issued in the names of Lessor and Lessee as their interests may appear:

          (i) a policy of standard fire and extended coverage insurance on all buildings and improvements included in the Demised Premises with vandalism and malicious mischief endorsements, to the extent of full replacement value; and

          (ii) a policy of general public liability insurance against claims for personal injury or property damage, with such limits as may be reasonably requested by Lessor from time to time, but not more than Two Million Dollars ($2,000,000) in respect of bodily injury or death and One Million Dollars ($1,000,000) for property damage.

     (b) All such insurance policies shall provide that any proceeds shall be made payable to Lessee in accordance with the terms of this Lease.

     (c) All such insurance policies may, at the option of Lessee, be effected by blanket and/or umbrella policies issued to Lessee covering the Demised Premises and other properties owned or leased by Lessee or its affiliates.

     (d) Lessor shall not obtain or continue to maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lessee in all respects.


Lease dated June 15, 1999                                                 5
Woodworth / Hampshire Designers, Inc.

11.2. Certificates. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers of recognized responsibility and who are reasonably acceptable to Lessor and licensed to do business in the State of Minnesota. Such insurance may be carried by Lessee as a part of blanket coverage for such insurance covering all premises owned or leased by Lessee wherever located. Certificates of Insurance evidencing the current existence of such coverage shall be delivered by Lessee to Lessor, together with satisfactory evidence of payment of the premium on such policies. To the extent obtainable, all such policies shall contain agreements by the insurers that such policies shall not be canceled except upon thirty days' prior written notice to each named insured and loss payee, including Lessor.

11.3. Adjustments. All policies of insurance required herein shall name Lessor and Lessee as the insureds as their respective interest may appear. The loss, if any, under said policies referred to in this Article 11 shall be adjusted with the insurance companies by Lessee to the extent that Lessee is obligated to repair or restore the Demised Premises pursuant to Article XII hereof and by Lessor in the event that Lessee is not so obligated to restore.

11.4. Proceeds. All proceeds payable by reason of any loss or damage to the Demised Premises, or any portion thereof, and insured under any policy of insurance required by this Article I I shall be paid to Lessee and shall be used only for reconstruction or repair, as the case may be, of any damage to or destruction of the Demised Premises, or any portion thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises shall be retained by Lessee. In the event Lessee is not required or does not elect to repair and restore, and this Lease expires or is terminated, all such insurance proceeds shall be paid to and retained by Lessor.


ARTICLE XII - Damage or Destruction

12.1. Restoration. Subject to the provisions (if Paragraph 12.2 hereof, Lessee covenants that in the event of damage to all or a portion of the Demised Premises by fire or any other cause, similar or dissimilar, insured or uninsured (a "Casualty"), Lessee will promptly, at its sole cost and expense, restore or repair the Demised Premises so damaged or destroyed as nearly as possible to the condition it was in immediately prior to such Casualty, or with such changes or alterations as Lessee shall elect to make in conformity with Article 10 hereof, whether or not any costs or expenses of such restoration exceeds the amount of the insurance proceeds received in connection with such damage or destruction. Such restoration, shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

12.2. Termination Option. Notwithstanding the provisions of Paragraph 12.1 hereof, in the event that at any time during the Term all or a portion of the Demised Premises are damaged to the extent that, in Lessee's reasonable judgment, either (x) the cost of the necessary repairs or restoration would exceed fifty percent (50%) of the estimated marked value of the Demised Premises as determined by the Winona county Assessor's Office for the year in which such damage shall have occurred or (y) the necessary repairs or restoration would not be substantially completed within six (6) months from the date of said casualty, Lessee may terminate this Lease upon delivery of written notice to Lessor within sixty (60) days after the occurrence of the casualty causing such damage and Lessee shall be released from any liability under this Lease accruing from and after the date of Lessor's receipt of said notice. In the event that Lessee terminates this Lease as provided in the immediately preceding sentence, all insurance proceeds resulting from said casualty shall be paid to and retained by Lessor.

Lease dated June 15, 1999                                                    6
Woodworth / Hampshire Designers, Inc.

ARTICLE XIII - Taxes

13. 1. Impositions. Lessee covenants and agrees to pay or cause to be paid, as hereinafter provided, to the Governmental Authority imposing the same, all of the following items ("Impositions") not later than the date on which same are due without the payment of any fines, penalties or interest: (a) real property taxes and assessments assessed and levied against the Demised Premises or any part thereof, (b) personal property taxes, (c) water, water meter and sewer rents, rates and charges, and (d) fines, penalties and other similar or like governmental charges applicable to the foregoing and any interest or costs with respect thereto only to the extent such fines, penalties and other similar or like governmental charges are incurred by reason of Lessee's wrongful act or omission or Lessee's failure fully and promptly to comply with any provisions of this Lease. Each such Imposition, or installment thereof, during the Term shall be paid prior to the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only.

13.2. Evidence of Payment. If Lessee is paying any Imposition directly to the Governmental Authority imposing the same, then Lessee, from time to time upon the request of Lessor, shall furnish to Lessor, within the earlier of (i) thirty
(30) days after the date when such Imposition is due and payable under this Lease, or (ii) thirty (30) days after the date when an official receipt of the Governmental Authority imposing the same is received, such official receipt or, if no such receipt has been received by Lessee, other evidence reasonably satisfactory to Lessor, evidencing the payment of the Imposition.

13.3. Excluded Taxes. Nothing herein contained shall require Lessee to pay municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of Lessor, or any corporate franchise tax imposed upon Lessor or any gross income or gross receipts taxes to the extent the same are imposed on Lessor in lieu of net income taxes or corporate franchise taxes.

13.4. Apportionments. Any Imposition, relating to a fiscal period of the imposing Governmental Authority, a part of which period is included within the Term and a part of which is included in a period of time before the Commencement Date or after the expiration of the Term (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the Term) shall be apportioned between Lessor and Lessee as of the Commencement Date or the date of expiration of the Term, as the case may be, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time after the Commencement Date and before the date of expiration of the Term.

13.5.    Contests.

     (a) Lessee shall have the right, to the extent permitted by law, at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, and, notwithstanding the provisions of Paragraph 13.1 hereof, the payment of such contested Imposition may be postponed or deferred so long as neither the Demised Premises nor any part thereof, nor any part of the rents, issues and profits thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Lessor, in danger of being forfeited or lost and Lessor shall not be subject to any criminal or civil liability.


Lease dated June 15, 1999                                                 7
Woodworth / Hampshire Designers, Inc.

     (b) Lessee shall have the right, to the extent permitted by law, and at Lessee's sole cost and expense, to seek a reduction in the valuation of the Demised Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith. Lessor shall fully cooperate with Lessee in any such proceeding.

     (c) Lessor shall not be required to join in any proceedings referred to in Paragraphs 13.5(a) and (b) hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event, Lessor shall join and cooperate in such proceedings or permit the same to be brought in its name, but shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Lessee shall reimburse Lessor for any and all reasonable costs or expenses which lessor may sustain or incur in connection with any such proceedings.


ARTICLE XIV - Utilities and Services

14.1. Lessor Representation. Lessor represents and warrants that the Demised Premises are equipped with all plumbing equipment, electrical facilities and lighting fixtures and equipment, heating, air conditioning, ventilating, and other appurtenant equipment and facilities necessary or appropriate for Lessee's use of the Demised Premises in the manner used prior to the date hereof or as otherwise required by Governmental Laws. Lessee will pay, or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Demised Premises during the term of this Lease.

14.2. No Services. Lessor shall not be obligated to furnish utilities or services to the Demised Premises.


ARTICLE XV - Assignment

15.1. Except as expressly permitted in this Lease, Lessee shall not voluntarily or by operation of law assign all or any part of Lessee's interest in this Lease, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Any attempted assignment without such consent shall be void and shall constitute a breach of this Lease, unless the same is expressly permitted hereunder.

15.2. Notwithstanding the provisions of Paragraph 15.1 hereof, Lessee may assign this Lease, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, to any person or entity which acquired all the assets of Lessee as a going concern of the business that is being conducted on the Demised Premises, or to any person or entity having, in Lessor's reasonable judgment, a net worth greater than the net worth of Lessee prior to such assignment, provided that said assignee assumes, in full, the obligations of Lessee under this Lease and provided that Lessee shall remain liable for all of its obligations to be performed or observed under this Lease. For purposes of the foregoing definition, "control" (including "control by" and "under common control with") shall mean ownership of not less than fifty percent (50%) of each class of the authorized and outstanding stock of a corporation and not less than fifty percent (50%) of all of the legal and equitable interests in a partnership or other business entity.


Lease dated June 15, 1999                                                   8
Woodworth / Hampshire Designers, Inc.

ARTICLE XVI - Defaults; Remedies

16.1. Defaults. If any of the following events shall occur (each, a "Default" and collectively "Defaults":

     (a) the failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice from Lessor to Lessee;

     (b) the failure by Lessee to observe or perform any of the material covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph 16.1 (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee specifying, in reasonable detail, how Lessee has failed to perform: provided, however, that if Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in Default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion; and

     (c) the filing by Lessee of a voluntary petition in bankruptcy or the institution against Lessee of proceedings in bankruptcy which proceedings shall not be stayed or discharged within ninety (90) days; or the appointment of a receiver of Lessee's assets, which is not stayed or discharged within ninety
(90) days.

16.2. Remedies. In the event of any such Default, Lessor may at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

     (a) terminate Lessee's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate, and Lessee shall immediately surrender possession of the Demised Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of the Default including, but not limited to, the cost of recovering possession of the Demised Premises; expenses of reletting including costs of necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the aggregate rental value of the Demised Premises for the same period; or

     (b) pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Minnesota.

16.3. Lessor's Self-Help Remedy. If lessee shall fail, after thirty (30) days notice from Lessor, to perform any of the covenants, terms or conditions required to be performed by Lessee hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), in addition to the provisions of this
Article 16, Lessor may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessee. In the event Lessor shall pay any money by reason of said failure Lessee shall repay any such reasonable sums so paid on its behalf together with Interest thereon which shall be deemed Rent, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessor's statement submitted to Lessee by Lessor showing in all reasonable

Lease dated June 15, 1999                                                 9
Woodworth / Hampshire Designers, Inc.

detail the expense of Lessor, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessor's expenditures.

16.4. Lessee's Self-Help Remedy. If Lessor shall fail, after thirty (30) days notice from Lessee, to perform any of the covenants, terms or conditions required to be performed by Lessor hereunder (except that in the event of an emergency, the notice shall either be dispensed with or shortened as reasonably required by the nature of the emergency), Lessee may do whatever is reasonably necessary for the performance thereof for the account and at the expense of Lessor. In the event Lessee shall pay any money by reason of said failure, Lessor shall repay any such reasonable sums so paid on its behalf together with Interest thereon, and the same shall be payable within 30 days after presentation of the request for payment, accompanied by Lessee's statement submitted to Lessor by Lessee showing in all reasonable detail the expense of Lessee, why incurred, to whom payment was made and the calculations of and supporting bills or records showing Lessee's expenditures. If Lessor shall fail to reimburse Lessee within thirty (30) days after receipt of Lessee's request for reimbursement for money expended by Lessee under this Paragraph 16.4, Lessee may set-off against Rent, next becoming due to Lessor, such amount together with interest at the Lease Interest Rate from the date expended until Lessee has recouped the money due it under this Paragraph 16.4.

16.5. In the event Lessor elects to terminate this Lease as provided in Paragraph 16.1 hereof, and this Lease is so terminated, and possession of the Demised Premises is surrendered by Lessee in accordance with Article VIII hereof, except as specified in Paragraph 16.2 hereof, neither Lessor nor Lessee shall have any claim against the other for money owed or damages resulting from a breach of this Lease, regardless of whether the claim accrued prior to or subsequent to the termination of this Lease, except with respect to provisions herein which expressly survive any termination or expiration of this Lease.

     Except for the expressed exclusively of remedy in the event of a termination of this Lease as hereinabove provided in the first paragraph of this Paragraph 16.5, no remedy herein or otherwise conferred upon or reserved to Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given under this Lease, or now or hereafter existing at law or in equity or by statute. Every power and remedy given by this Lease to Lessor, or Lessee, may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Lessor or Lessee to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of such default or any other default or an acquiescence thereto. The consent or approval by Lessor or Lessee to or of any act by the other requiring such consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts by Lessor or Lessee, as the case may be.

16.6.  Lessee Termination Right.

     (a) Without limiting the provisions of Paragraph 16.5 and in addition to all other remedies which the Lessee may have as stated elsewhere in this Lease, at law or in equity, including the right to seek specific performance or injunctive relief, Lessee shall have the right, but not the obligation, on notice to lessor, to terminate this Lease if lessor shall fail to perform any of the terms, covenants and obligations of lessor herein.

Lease dated June 15, 1999                                                   10
Woodworth / Hampshire Designers, Inc.

     (b) With respect to defaults as to which this Lease does not provide any grace period or opportunity to cure, Lessor shall have thirty (30) days after receipt of such notice from Lessee to cure the default giving rise to Lessee's right to so terminate this Lease; provided, however, that if Lessors' default is such that more than thirty (30) days are reasonably required for its cure, then Lessor shall not be deemed to be in default if Lessor commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

     (c) If Lessor cures the default within the period set forth in Paragraph 16.6(b), this Lease shall not terminate and shall continue in full force and effect. If Lessor falls to cure the default within said cure period, Lessee shall give notice to Lessor or Lessor's failure to cure the same and this Lease shall terminate, as if by passage of time, on the date set forth in Lessee's notice of termination.


ARTICLE XVII - Condemnation

     If the Demised Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title to or possession of the Demised Premises of such portion thereof, whichever first occurs. If more than 40% of the floor area of the Demised Premises, or more than 40% of the paring area included in the Demised Premises and used by Lessee, is taken by Condemnation (or such lesser percentage if the remaining parking area is insufficient for the reasonable needs of Lessee or would cause a violation of any Governmental Law), Lessee may, at Lessee's option, to be exercised in writing within twenty (20) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority shall have taken title to or possession of the Demised Premises or any part thereof) terminate this Lease as of the later of the date on which the condemning authority takes title to or possession of the Demised Premises or any part thereof. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Demised Premises remaining, except that the Rent shall be reduced from the date of the taking in a reasonable proportion based on the amount of the Demised Premises so taken and the value or utility of such portion so taken to the operation of Lessee's business on the Demised Premises. Any dispute as to such reduction in rent may be submitted by either party to arbitration in accordance with Article XX hereof. Any award for the taking of all or any part of the Demised Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor; provided, however, that Lessee shall be entitled to any award made as compensation for diminution in value of the Lessee's leasehold estate, business loss, moving expenses, loss of or damage to the Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall, to the extent of an award received by Lessor in connection with such Condemnation, repair any damage to the Demised Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

     Notwithstanding anything which may be to the contrary in this Article XVII, in connection with any taking, Lessee shall be entitled to make a separate claim, and to prove and receive an award for (a) the diminution in value of Lessee's leasehold estate, (b) the value of Lessee's property to the extent the same is taken, and (c) any moving allowance and other expenses permitted by law.


Lease dated June 15, 1999                                                11
Woodworth / Hampshire Designers, Inc.

ARTICLE XVIII. - INTENTIONALLY OMITTED


ARTICLE XIX - Purchase

19.1. If Lessor desire to see or otherwise transfer its interest in the Demised Premises to a third party and has received a bona-fide offer with respect thereto (the "Offer"), Lessor must first deliver to Lessee a notice (the "Offering Notice") offering to sell the Demised Premises to Lessee at the price and on the other terms and conditions contained in the Offer (the "Offering Terms").A true, correct and complete copy of the offer shall be delivered along with the Offering Notice. Lessee shall have 30 days after it receives the Offer Notice to notify Lessor whether it will purchase the Demised Premises at the Offering Terms. If Lessee notifies Lessor that it will purchase the Demised Premises, Lessee and lessor shall thereafter with reasonable promptness, enter into a contract for the sale of the Demised Premises at the Offering Terms and on such other terms and conditions as are customary in contacts of sale for the sale of property similar to the Demised Premises. If Lessee fails to notify Lessor that it will purchase the Demised Premises within the time period specified above, Lessor may sell the Demised Premises to such third party, provided that if (x) the sales to such third party is closed more than one year following the delivery of the Offer Notice to Lessee or (y) the sale to such third party is made on terms more favorable to such third party than the Offering Terms, then Lessor must again offer the Demised Premises to Lessee in accordance with this Article XIX before any such third party can become effective. The provisions of this, Article XIX shall apply to every Offer received by Lessor with respect to the Demised Premises. Notwithstanding anything to the contrary contained in this Article XIX, Pete Woodworth shall have the right, such right being personal to Pete Woodworth, to transfer his interest in the Demised Premises to his spouse or one or more of his children without first offering to sell the Demised Premises to Lessee as provided herein.


ARTICLE XX - Arbitration

20.1. Arbitration. In each case expressly specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined in the manner provided in this Article 20.

20.2. Arbitration Procedure. The party desiring such arbitration shall give written notice to that effect to the other party and shall in such notice (the "First Notice") appoint an impartial person of recognized competence in the field involved, having not less than ten (10) years' experience in the county in which the Demised Premises are located, as arbitrator on its behalf. Within ten
(10) days thereafter, the other party shall by written notice to the original party appoint a second impartial person of recognized competence in such field, having not less than ten (10) years' experience in the county in which the Demised Premises are located, as arbitrator on behalf of such other party. Within ten (10) days thereafter, the arbitrators thus appointed shall appoint a third similarly qualified impartial person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:

     (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and



Lease dated June 15, 1999                                                  12
Woodworth / Hampshire Designers, Inc.

     (ii) if the two arbitrators appointed by the parties shall be unable to agree, within ten days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within ten days after the arbitrators appointed by the parties give notice as aforesaid, then within five days thereafter either of the parties upon written notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

20.3. Rules. The arbitration shall be conducted, to the extent consistent with this Article XX, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered.

20.4. Fees. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.


ARTICLE XXI - General Provisions

21.1.  Estoppel Certificates.

     (a) Lessee shall at any time upon not less than twenty (20) days prior written notice from Lessor execute, acknowledge and deliver to Lessor or any party designated by Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no unsecured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessor. Such statement shall be binding on Lessee and may be relied upon by Lessor or any other party designated by Lessor to whom such certificate is delivered.

     (b) Lessor shall at any time upon not less than twenty (20) days prior written notice from Lessee execute, acknowledge and deliver to Lessee or any party designated by Lessee a statement in writing (1) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging, as of the date of the certificate, that, to its actual knowledge, there are no unsecured Defaults or events which with the giving of notice or the passage of time or both would constitute a Default or specifying such Defaults or events, if any are claimed and (iii) any other information reasonably requested by Lessee. Such statement shall be binding on Lessor and may be


Lease dated June 15, 1999                                                13
Woodworth / Hampshire Designers, Inc.

relied upon by Lessee or any other party designated by Lessee to whom such certificate is delivered.

21.2. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

21.3. Interest on Past-Due Obligations. Except as expressly provided herein, any amount due hereunder to either Lessor or Lessee from the other party which is not paid when due and any amount paid by Lessor or Lessee on behalf of the other in accordance with the terms hereof shall bear interest from the date due or the date paid, as applicable, at the lesser of (a) the greater of 2% in excess of the prime or base rate of interest announced by Citibank N.A. at its principal office in New York City, New York (the "Lease Interest Rate"), and (b) the maximum rate of interest permitted by applicable law with respect to said amounts. Payment of such interest shall not excuse or cure any Default or event of default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

21.4. Captions. Article and paragraph captions are not a part hereof and are for convenience of reference only.

21.5. Incorporation of Prior Agreements; Amendments. This Lease contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. All prior agreements or understandings pertaining to the subject matter hereof shall be of no force or effect. This Lease may only be amended or modified in writing, signed by parties in interest at the time of such amendment or modification.

21.6. Notices. Any notices required or permitted to be given hereunder shall be sufficient if in writing and given at the addresses of Lessor and Lessee first set forth above. Notices shall be sufficient if sent by certified mail, return receipt requested, postage pre-paid; nationally recognized overnight courier service; or by hand. Notices sent (i) by certified mail, return receipt requested shall be deemed received three (3) days after deposit in a United
States mail box, postage prepaid, (ii) by nationally recognized overnight courier service shall be deemed received on (1) business day after delivery to such courier service; and (iii) by hand shall be deemed delivered upon receipt. A copy of any notice of default sent to Lessor shall be sent to Ron Benson, Esq., 174 Main Street, Winona, Minnesota 55987. A copy of any notice of default sent to Lessee shall be sent to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attn: Harvey Sperry, Esq. Any notice to Lessee shall be addressed to Mr. Ed Hurley, 305 New Court Road, Anderson, SC 29625.

21.7. Waivers. No waiver by either party of any term or provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other of the same or any of the provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent.

21.8. Recording. Lessee shall not record this Lease without Lessor's prior written consent. The parties hereto shall contemporaneously herewith execute and record, at Lessee's expense, a Memorandum of lease in the form attached hereto as Exhibit B.


Lease dated June 15, 1999                                                  14
Woodworth / Hampshire Designers, Inc.

21.9. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

21.10. Binding Effect; Choice of Law. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, distributees, executors, administrators and personal representatives. This Lease shall be governed by the laws of the State in which the Demised Premises is located.

21.11. Subordination. (a) Provided Lessor obtains and delivers to Lessee a subordination, nondisturbance and attornment agreement in form and substance acceptable to Lessee (which provides, among other things, that so long as the Lessee is not in default beyond applicable notice and grace periods under this Lease, its possession of the Demised Premises in accordance with the Terms of this Lease shall not be distributed) (the "SNDA") from the holder of any present or future mortgage or deed of trust encumbering the Demised Premises (a "Mortgagee"), then this Lease shall be subject and subordinate to the lien of the mortgage or deed of trust, specifically referenced in such SNDA.

     (b) If at any time a Mortgagee or any party claiming by or through a Mortgagee shall succeed to the rights of Lessor as Lessor under this Lease, whether through foreclosure action, assignment or deed in lieu of foreclosure or otherwise (a "Successor Lessor"), at the request of such Successor Lessor, and upon the written agreement of such Successor Lessor to accept Lessee's attornment, Lessee shall attorn to and recognize such Successor lessor as Lessee's lessor under this Lease. In confirmation of such attornment, Lessee shall promptly execute, acknowledge and deliver any instrument that Lessor or such Successor Lessor requests to evidence such attornment. Upon any such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Lessor and Lessee upon all of the then executory terms, conditions and covenants as are set forth in this Lease and which shall be applicable after such attornment, except that the successor Lessor shall not be:

          (i) liable for any prior act or mission of Lessor;

          (ii) subject to any offsets or defenses which Lessee may have against Lessor;

          (iii) bound by any payment of Rent which Lessee might have made to Lessor for more than one month in advance of the date the same was due under this Lease or bound by any security or other deposits not actually received by such Successor Lessor;

          (iv) bound by any obligation to make any payment to Lessee, or provide any services or perform any repairs, maintenance or restoration provided for under this Lease to be performed before the date that the Successor Lessor becomes the Lessor of Lessee;

          (v) bound by any obligation to construct any improvements on the Demised Premises; or

          (vi) bound by any modification of this Lease made without the written consent of such Successor Lessor or the Mortgagee through which such Successor Lessor is claiming its interest, where such consent is required under the terms of the documents evidencing its loan to Lessor, after written notice has been given to Lessee of the existence of such Successor Lessor or Mortgagee.


Lease dated June 15, 1999                                                 15
Woodworth / Hampshire Designers, Inc.

          (vii) If any act or omission of Lessor would give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Lessee shall not exercise such right until (a) Lessee gives notice of such act or omission to Lessor and to each Mortgagee whose name and address were previously furnished to Lessee and (b) a reasonable period of time when such Mortgagee become entitled under its Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Lessor is entitled under this Lease or otherwise, after similar notice, to effect such remedy or be longer than 45 days after notice from Lessee to Mortgagee of such act or omission).

21.12. Lessor's Access. Subject to Lessee's reasonable security regulations, Lessor and Lessor's agents shall have the right to enter the Demised Premises at reasonable times upon reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, Lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Demised Premises as Lessor deems necessary or desirable. Any time during the last one hundred eighty
(180) days of the Term, Lessor may place on or about the Demised Premises any ordinary "For Lease" sign.

21.13. Consents. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld, conditioned or delayed.

21.14. Quiet Possession. Upon Lessee paying the Rent reserved hereunder and observing and performing all of the material covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Demised Premises for the entire Term hereof subject to all of the provisions of this Lease.

21.15. Signage. During the period in which Lessee occupies the Demised Premises, Lessee shall have the right to place signs on the Demised Premises. All signs erected or placed on the Demised Premises by Lessee shall comply with all applicable Governmental Laws.

21.16. Brokers. Lessor and Lessee each covenant, warrant and represent to the other that no broker was instrumental in bringing about or consummating this Lease and that neither Lessor nor Lessee has had dealings with any broker or other person concerning the leasing of the Demised Premises. Lessor and Lessee shall each identify and hold the other harmless against and from any claims for any brokerage commissions or fees, and all costs, expense and liabilities in connection therewith, including, without limitation, attorneys' fees and expense
(a) in connection with such claim if any broker or other person claims to have had dealings with the indemnifying party and/or (b) in connection with the enforcement of a party's rights under this Paragraph 21.16.

21.17.   Indemnities.

     (a) Lessor shall indemnify, defend and hold harmless Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from and against any claims, suites, loss, costs, (including attorneys' fees and disbursements and cleanup cost), damages, expenses and liabilities, including claims by reason of property damage or personal injury (including death) of whatsoever nature against them individually or collectively (collectively referred to as "Claims") arising out of the ownership or maintenance of the Demised Premises by Lessor (to the extent such maintenance by Lessor is required hereunder) or to the extent the same results from Lessor's actions or in actions arising from any acts, incidents, events, occurrences, or omissions which occurred or took place prior to the

Lease dated June 15, 1999                                                   16
Woodworth / Hampshire Designers, Inc.

effective date of this Lease including, but not limited to, those related to ownership, tenancy, possession, construction, operation, or use by Lessor or any other party of the Demised Premises or which result in pollution, contamination or seepage and all maters relating to environmental waste disposal laws, regulations, or issues, other than Claims relating to the gross negligence or willful misconduct of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

     (b) Lessee shall indemnify, defend and hold harmless Lessor, its officers, agents, employees, parent, subsidiaries and affiliate organizations, from and against any and all Claims arising out of the use or maintenance of the Demised Premises by Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations and the exercise by Lessee of enjoyment of the privileges herein granted or by reason of any act or omission of Lessee, its officers, agents, employees, parents, subsidiaries and affiliate organizations, from or in connection with this Lease, other than Claims arising from the gross negligence or willful misconduct of Lessor and other Lessees of the Demised Premises and their respective officers, agents, employees, parents, subsidiaries and affiliate organizations. This provision shall survive any termination or expiration of this Lease.

21.18. Unavoidable Delays. In the event of any Unavoidable Delays (hereinafter defined) under this Lease, the time of performance of the covenants and obligations under this Lease in question shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays. "Unavoidable Delays" shall mean delays due to (i) strikes, lockouts, acts of God, governmental restrictions or peremptions, enemy action, riot, civil commotion, storms, fire, floods, earthquakes, or the inability to obtain labor or materials due to governmental restrictions, (ii) the wrongful failure of either party hereto to grant any consent or approval to the other party hereto,
(iii) fire or other casualty or other causes beyond the control of the parties hereto and (iv) the breach or default of either party hereto in the performance of its obligations under this Lease which directly prevents the other party from proceeding to perform its obligations hereunder.

21.19. Authorization. Lessor and Lessee each represents to the other that all necessary authorizations, consents and approvals required in connection with the execution and delivery of this Lease have been obtained and that the entering into of this Lease does not violate the organizational documents of such party or any agreement, court order or law to which such party is subject.

21.20. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any relationship between the parties other than that of a lessor and a lessee.

21.21. Release of Liabilily. Lessor hereby release Lessee from all liabilities arising out of loss or damage to the Demised Premises (except any damage to Lessee's leasehold improvements which Lessee is required to insure under the terms of this Lease) caused by perils covered under fire and extended coverage insurance policies or all risk property insurance.

21.22. Mortgage Defaults. If Lessor shall default under any mortgage encumbering its interest in the Demised Premises, Lessee shall have the night to cure such default and shall be entitled to offset the amounts paid by Lessee to so cure such default against any amounts due to Lessor hereunder. Lessor shall promptly notify Lessee of any default by Lessor under any such Mortgage and shall promptly deliver a copy to Lessee of any notices sent by either Lessor or the Mortgagee under such Mortgage.

Lease dated June 15, 1999                                                   17
Woodworth / Hampshire Designers, Inc.

21.23. Ownership of Demised Premises. Lessor represents and warrants to Lessee that Lessor is the fee owner of the Demised Premises and that Exhibit A constitutes a true, correct and accurate description of the Real Property.

The parties hereto have executed this Lease as of the date set forth above.


LESSOR:


/s/ Pete Woodworth                       /s/ Joyce Woodworth
--------------------------               ---------------------------
Pete Woodworth                           Joyce Woodworth


LESSEE:

HAMPSHIRE DESIGNERS, INC.


By:/s/ H. Edward Hurley                  By: /s/ Horace D. Padgett Jr.
--------------------------               -------------------------------
Name: H. Edward Hurley                   Name: Horace D. Padgett, Jr.
Title: Chief Operating Officer           Title: Vice President - Finance



Lease dated June 15, 1999                                                  18
Woodworth / Hampshire Designers, Inc.

Exhbit (10)(T)(1)
----------------

                THIRD AMENDMENT TO CREDIT AGREEMENT AND GUARANTY

     This Third Amendment to the Credit Agreement and Guaranty ("Third Amendment") dated as of June 22, 1999 amends the Credit Agreement and Guaranty (the "Credit Agreement") dated as of May 28, 1998, as amended from time to time, by and among Hampshire Group, Limited ("Borrower"), Hampshire Designers, Inc., Hampshire Investments, Limited, Glamourette Fashion Mills, Inc., San Francisco Knitworks, Inc. and Segue (America), Limited (individually a "Guarantor" and collectively the "Guarantors"), The Chase Manhattan Bank, Republic National Bank of New York and NationsBank, N.A. (collectively the "Banks") and The Chase Manhattan Bank ("Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower, the Guarantors, the Banks and Agent are parties to the Credit Agreement, and

     WHEREAS, Borrower, the Guarantors, the Banks and Agent desire to amend the Credit Agreement as set forth herein;

     NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree that the Credit Agreement shall be amended as follows:

     1. All capitalized terms not otherwise defined herein shall the meaning given such terms in the Credit Agreement.

     2. The definition of Revolving Credit Commitment in Section 1.01 of the Credit Agreement shall be amended in its entirety by substituting the following:

     "'Revolving Credit Commitment' means the commitment of the Banks to lend pursuant to their Pro Rata Share, Fifty-Five Million ($55,000,000.00) Dollars to the Borrower pursuant to the terms of this Agreement"

     3. The definition of Revolving Credit Termination Date in Section 1.01 of the Credit Agreement shall be amended in its entirety by substituting the following:

     "'Revolving Credit Termination Date' means May 24, 2000 unless earlier extended by Borrower and Banks in accordance with the letter in form of Exhibit D annexed hereto."

     4. The definition of Pro Rata Share in Section 1.01 of the Credit Agreement shall be amended by adding to said definition the following paragraph and chart and in no other way shall it be amended:

     As of June 22, 1999, the amount of each Bank's revolving credit commitment and its pro rata share of such revolving credit commitment is as follows:

           "Bank               Commitment            Pro Rata Share
          ----------     ----------------------    -------------------
          Chase               $22,000,000                  40%
          NationsBank         $18,150,000                  33%
          Republic            $14,850,000                  27%"

     5. Section 4.01 of the Credit Agreement shall be amended by substituting the following for the chart after the colon in that section and in no other way shall it be amended:

                   "Bank                 Pro Rata Share
              ---------------           -----------------
                NationsBank                   33%
                Republic                      27%"

     6. Section 9.01(5) of the Credit Agreement shall be amended in its entirety by substituting the following:

     "(5) Unsecured Debt owing to the parties listed on Schedule 9.01 or to such other institutional lenders, from time to time, approved by the Agent, in writing prior to the making of any loan, advance or issuing a letter of credit, which Agent's approval shall not be unreasonably withheld and will be based on the financial strength of such lender at the time of the request in an aggregate amount not to exceed $10,965,000 at any one time outstanding, provided however that the Borrower and each Guarantor shall not incur loans and advances in an amount exceeding $5,000,000."

     7. The representations and warranties contained in the Credit Agreement are correct, on and as of the date of this Third Amendment as though made on and as of the date of the Third Amendment (except to the extent such representations or warranties expressly relate to an earlier date) and no Event of Default has occurred and is continuing on and as of the date of this Third Amendment, except those that have been waived, if any, by the Banks and the Agent in writing.

     8. Simultaneously with the execution of this Agreement, Borrower shall execute promissory notes to each of the Banks to evidence the Revolving Credit Loans, as amended.

     9. Except as herein specifically provided, no other amendment, changes, or modifications to the Credit Agreement or any of the Loan Documents are intended or implied.

     10. Borrower and each Guarantor confirms and agrees that the Credit Agreement, as hereby amended, and each Loan Document to which Borrower and each Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

     11. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by the respective officers hereunder duly authorized as of the day and year first above written.

HAMPSHIRE GROUP, LIMITED

By:  /s/ Charles W. Clayton
------------------------------
Title: Vice President

HAMPSHIRE DESIGNERS, INC.

By:  /s/ Charles W. Clayton
------------------------------
Title: Vice President

HAMPSHIRE INVESTMENTS LIMITED

By:  /s/ Charles W. Clayton
------------------------------
Title: Vice President

GLAMOURETTE FASHION MILLS, INC.

By:  /s/ Charles W. Clayton
-----------------------------
Title: Vice President

SAN FRANCISCO KNITWORKS, INC.

By:  /s/ Charles W. Clayton
-----------------------------
Title: Vice President

SEGUE (AMERICA) LIMITED

By:  /s/ Charles W. Clayton
 ----------------------------
Title: Vice President

THE CHASE MANHATTAN BANK

By:  /s/  Abby Parsonnet
-----------------------------
Title:

THE CHASE MANHATTAN BANK

By:  /s/  Abby Parsonnet
-----------------------------
Title:

REPUBLIC NATIONAL BANK OF NEW YORK

By:  /s/ George Commander
-----------------------------
Title:

NATIONSBANK N.A.

By:  /s/ Richard Stanland
-------------------------------
Title: Sr. Vice President

                                 PROMISSORY NOTE

$22,000,000.00                                                June 22, 1999

     HAMPSHIRE GROUP, LIMITED (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender") at its office at 270 Park Avenue, New York, NY 10017, the principal sum of Twenty Two Million ($22,000,000.00) Dollars or, if less, the amount loaned by the Lender to the Borrower pursuant to the Credit Agreement and Guaranty referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement and Guaranty. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding at said office in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement and Guaranty.

     The date and amount of each type of Loan made by the Lender to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof and all such notations by Lender shall be conclusive on Borrower absent manifest error.

     This the Note referred to in that certain Credit Agreement and Guaranty (as amended from time to time the "Credit Agreement") dated as of May 28, 1998, among the Borrower, The Chase Manhattan Bank, Republic National Bank of New York, NationsBank, N.A. and The Chase Manhattan Bank, as Agent and the Guarantors described therein and evidences the Loans made by the Lender thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HAMPSHIRE GROUP, LIMITED

By:  /s/ Charles W. Clayton
------------------------------
Title: Vice President

                                    EXHIBIT A
                           Schedule to Promissory Note


Date    Amount     Interest  Interest  Amount   Total     Notation
        of Loan    Rate      Period    of       Loan      Made By
                                       Payment  Balance

                                PROMISSORY NOTE

$18,150,000.00                                                June 22, 1999

     HAMPSHIRE GROUP, LIMITED (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to- the order of NATIONSBANK, N.A. (the "Lender") at its office at 3005 North Main Street, Anderson, South Carolina 29621 the principal sum of Eighteen Million, One Hundred Fifty Thousand ($18,150,000.00) Dollars or, if less, the amount loaned by the Lender to the Borrower pursuant to the Credit Agreement and Guaranty referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement and Guaranty. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding at said office in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement and Guaranty.

     The date and amount of each type of Loan made by the Lender to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof and all such notations by Lender shall be conclusive on Borrower absent manifest error.

     This the Note referred to in that certain Credit Agreement and Guaranty (as amended from time to time the "Credit Agreement") dated as of May 28, 1998, among the Borrower, The Chase Manhattan Bank, Republic National Bank of New York, NationsBank, N.A. and The Chase Manhattan Bank, as Agent and the Guarantors described therein and evidences the Loans made by the Lender thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HAMPSHIRE GROUP, LIMITED

By:  /s/ Charles W. Clayton
--------------------------------
Title: Vice President

                                    EXHIBIT A
                           Schedule to Promissory Note


Date      Amount      Interest    Interest   Amount    Total       Notation
          of Loan     Rate        Period     of        Loan        Made By
                                             Payment   Balance

                                 PROMISSORY NOTE

$14,850,000.00                                                 June 22, 1999

     HAMPSHIRE GROUP, LIMITED (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of REPUBLIC NATIONAL BANK OF NEW YORK (the "Lender") at its office at 452 Fifth Avenue, New York, NY 10018, the principal sum of Fourteen Million, Eight Hundred Fifty Thousand ($14,850,000.00) Dollars or, if less, the amount loaned by the Lender to the Borrower pursuant to the Credit Agreement and Guaranty referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement and Guaranty. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding at said office in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement and Guaranty.

     The date and amount of each type of Loan made by the Lender to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof and all such notations by Lender shall be conclusive on Borrower absent manifest error.

     This the Note referred to in that certain Credit Agreement and Guaranty (as amended from time to time the "Credit Agreement") dated as of May 28, 1998, among the Borrower, The Chase Manhattan Bank, Republic National Bank of New York, NationsBank, N.A. and The Chase Manhattan Bank, as Agent and the Guarantors described therein and evidences the Loans made by the Lender thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HAMPSHIRE GROUP,  LIMITED

By:  /s/ Charles W. Clayton
---------------------------------
Title: Vice President

                                    EXHIBIT A
                           Schedule to Promissory Note

Date    Amount     Interest  Interest   Amount   Total      Notation
        of Loan    Rate      Period     of       Loan       Made By
                                        Payment  Balance